Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Statement of Additional Information of Nations Managed Value Index Fund, Nations Managed Index Fund, Nations Managed SmallCap Value Index Fund and Nations Managed SmallCap Index Fund (the "Funds") constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated May 28, 1999, relating to the financial statements and financial highlights of the Funds, and to the incorporation by reference of our report into the Combined Proxy Statement/Prospectus, which also constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Combined Proxy Statement/Prospectus, under the heading "Financial highlights" in the Funds' Prospectuses dated August 1, 1999 and under the heading "Independent Accountants and Reports" in the Funds' Statement of Additional Information dated August 1, 1999.




PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
December 27, 1999